SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
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                               UNITED NATIONAL BANCORP
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                (Name of Registrant as Specified In Its Charter)

                     COMMITTEE TO PRESERVE SHAREHOLDER VALUE
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(Name of Person (s) filing Proxy Statement, if other than the Registrant)

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                        UNITED NATIONAL BANCORP COMMITTEE
                          TO PRESERVE SHAREHOLDER VALUE
                                 100 Misty Lane
                                 P. O. Box 5430
                              Parsippany, NJ 07054
                              (973) 560-1400, X108

                                   May 2, 2003




DEAR FELLOW SHAREHOLDER:

On April 16, 2003, Ryan Beck & Co. issued a research report on United National Bancorp. The following are excerpts from that report:


    o  1Q' 03 Results - Unacceptable Returns Continue as Expenses Jump.
    o Operating trends remain disappointing, as core ROA last quarter was .80% while ROE was 8.7%.
    o We are disappointed that core G & A expenses were up 21% annualized from 4 Q '02, excluding legal costs, versus an operating revenue decline of 16%, excluding securities gains.

In the Company's proxy statement, they admit that their performance in 2002 did not meet their budget and that their return on equity, net interest margin, and efficiency ratio was below their peers.


                            2002                     2002             2002
                            ROE                      NIM           Eff. Ratio
                            %                         %
         United            10.28                     4.02             61.18
         Peers             15.93                     4.20             56.67


For a more detailed analysis of the above information, including the Company results for the respective ratios for 2000 and 2001, please see the Company's proxy statement page 16.




     THE TIME FOR EXCUSES IS OVER. INDEPENDENCE IS EARNED THROUGH EXEMPLARY
                          PERFORMANCE AND NOT EXCUSES.


The Committee also agrees with the statement in the Ryan Beck & Co. research report that

    o "[T]he bank is located in a terrific market area and its core deposit base should support an attractive acquisition price."

The Committee believes that the Board, if the Board wants the Company to remain independent, must reassess the strengths and capabilities of the present management team because, in the Committee's opinion, the management team has failed to deliver satisfactory financial results. In order to insure that such a process is professionally and thoroughly conducted the Committee needs each shareholder to cast his/her vote on the Green Proxy card for Harold Schechter, the Committee's Nominee.

The Committee believes that the five members of the Board of Directors who are seeking reelection have been disqualified from serving based on the Company's by-laws. The Committee has sent a demand to the Company's counsel to declare these directors ineligible. The basis for this opinion is the provisions of
Section 2 of the Company's By-Laws, which stipulate that a person shall not be "eligible for election or re-election as a director...if he or she has been found to be in violation of any rule of any administrative agency." [The Company's Proxy Statement admits that it - and therefore by necessary implication, its Board of Directors - has violated the Rules promulgated by the SEC.]

The Committee's sole objective is maximization of shareholder value through improved financial results or through a sale at a premium. Your support is needed to accomplish these goals.

A copy of the Committee's Counsel Letter is available upon request from Lawrence Seidman by calling him at (973) 560-1400, X108.


Very truly yours,

UNITED NATIONAL BANCORP COMMITTEE
TO PRESERVE SHAREHOLDER VALUE